SKY QUARRY INC.

SKY QUARRY INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, Libertas Funding, LLC, a Connecticut limited liability company (the “Warrant Holder,” which term includes its successors and registered assigns), is entitled, subject to the terms set forth below, to purchase an aggregate of 375,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price of $4.50 per share (the “Exercise Price”) pursuant to the terms and conditions of this warrant (“Warrant”). The shares of Common Stock purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Shares”.

WHEREAS, the Warrant Holder entered into several receivables purchase agreements (“Agreements”) with the Company, pursuant to which Warrant Holder advanced funds to the Company pursuant to the Agreements;

WHEREAS, the Warrant Holder agreed to a modification of certain payments to be made by the Company to Warrant Holder pursuant to the Agreements and in consideration therefore the Company agreed to issue this Warrant to the Warrant Holder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Warrant Holder hereby agree as follows:

1.Vesting of Warrant. Upon issuance hereof, this Warrant shall vest immediately and all of the Warrant Shares which the Registered Holder is permitted to acquire pursuant to this Warrant shall be immediately exercisable.

2.Exercise of Warrant. This Warrant may be exercised in whole or in part, subject to the terms and conditions of Section 1, during the thirty-six month period commencing on August 27, 2024 and expiring at 5:00 p.m., Mountain Standard time, on August 27, 2027 (the “Exercise Term”), or if such day is a day on which banking institutions in the State of Utah are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant evidencing the Warrant to be exercised to the Company at its principal office or at the office of its stock transfer agent, if any, with the Exercise Form annexed hereto duly executed, and payment of the Exercise Price. If any Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation and presentment of the Exercise Form, execute and deliver a new Warrant or Warrants, as the case may be, evidencing the rights of the Warrant Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise together with the payment of the Exercise Price, the Warrant Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrant Holder. Certificates for the Warrant Shares shall be delivered to the Warrant Holder within a reasonable time (not to exceed ten (10) business days) following the exercise of this Warrant in accordance with the foregoing.

3.Reservation and Listing of Shares. The Company hereby agrees that at all times while the Warrants are outstanding there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

4.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share called for upon any exercise hereof shall be canceled. The Warrant Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.

5.Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender of this Warrant evidencing such Warrants to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Warrant Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable thereunder at the same respective Exercise Price. Subject to Section 9 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with a duly executed assignment form and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver new Warrant(s) in the name of the assignee named in such instrument of assignment and the original Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Warrant Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver new Warrants of like tenor and date.

6.Rights of the Warrant Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise of any Warrants.

7.Adjustments of Purchase Price and Number of Shares.

(a)Subdivision and Combination. If the Company shall at any time subdivide or combine the outstanding shares of Common Stock by way of stock split, reverse stock split or the like, the Exercise Price shall forthwith be proportionately increased or decreased.

(b)Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of paragraph 7(a), the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full share of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Warrant Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Warrant Holder were the owner of the shares of Common Stock underlying this Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Warrant Holder had exercised this Warrant.

(d)Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of its Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Warrant Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7(d).

(e)Warrant After Adjustment. Irrespective of any change pursuant to this Section 7 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

(f)Statement of Calculation. Whenever the Exercise Price shall be adjusted pursuant to the provisions of this Section 7, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Exercise Price determined as above provided in such section. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Exercise Price to be sent by certified mail, return receipt requested, postage prepaid, to the Warrant Holder.

8.Definition of “Common Stock”. For the purpose of this Warrant, the term “Common Stock” shall mean, in addition to the class of stock designated as the Common Stock, $.0001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 7 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 7 hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

9.Restrictions on Offer and Sale. THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY AND ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

THE SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT AND THE WARRANT SHARES IS PROHIBITED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, AND ANY CERTIFICATE REPRESENTING WARRANT SHARES SHALL BEAR A LEGEND TO SUCH EFFECT.

10.Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

(a)The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any warrant, right or option to subscribe therefor; or

(c)A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

(d)There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity;

then, in anyone or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, warrants or options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, warrants or options, or any proposed dissolution, liquidation, winding up or sale.

11.Notices.

(a)All communications under this Warrant shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt or delivered by hand or by overnight delivery service:

If to the Company at:SKY QUARRY INC. Attn: President

707 West 700 S., Suite 101 Woods Cross, Utah 84087

If to the Warrant Holder at:

Libertas Funding, LLC Attn: Randy Saluck, CEO

411 West Putnam Avenue, Suite 220

Greenwich, CT 06830

(b)Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when hand delivered or on the day following deposit with the overnight delivery service.

12.Successors. All the covenants and provisions of this Warrant by or for the benefit of the Warrant Holder shall inure to the benefit of his successors and assigns hereunder.

13.Termination. This Warrant (and the right to purchase Warrant Shares upon exercise hereof) will terminate at 5PM MST on May 1, 2027 [three years after the date of issuance hereof].

14.Governing Law. This Warrant shall be deemed to be made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law principles thereof.

15.Entire Agreement, Amendment, Waiver. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Warrant Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this 27 day of August, 2024.

SKY QUARRY INC.

By:	/s/ David Sealock
Name: David Sealock
Title: CEO

WARRANT EXERCISE FORM

(To be executed upon exercise Warrant)

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

SKY QUARRY INC.

The undersigned holder hereby exercises the right to purchase _________of the shares of Common Stock (“Warrant Shares”) of SKY QUARRY INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.Exercise and Payment of Exercise Price for Cash. The Holder hereby elects to exercise an aggregate of _________ Warrants at an exercise price of $____ per share. In exchange therefore, the Holder shall pay the aggregate exercise price of $_______ to the Company in exchange for an aggregate of _________Warrant Shares, in accordance with the terms of the Warrant.

2.At the time such Holder was offered the Warrant, it was, at the date hereof, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Buyer is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

The undersigned requests that a certificate for the Warrant Shares being purchased be registered in the name of _________ and that such certificate be delivered to _________

________________________________________________________.

Dated:

(Signature)

(Printed Name)